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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                              ---------------------

                           LA QUINTA PROPERTIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               DELAWARE                                          95-3520818
(STATE OF INCORPORATION OR ORGANIZATION)                     (I.R.S. EMPLOYER
                                                            IDENTIFICATION NO.)


    909 HIDDEN RIDGE, SUITE 600
          IRVING, TEXAS                                            75038
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                         (ZIP CODE)

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
If this form relates to the registration of a     If this form relates to the registration of a
class of securities pursuant to Section 12(b)     class of securities pursuant to Section 12(g)
of the Exchange Act and is effective pursuant     of the Exchange Act and is effective pursuant
to General Instruction A.(c), please check        to General Instruction A.(d), please check
the following box.                                the following box.

              [X]                                                            [ ]
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SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:

                                    333-71840
                                 (IF APPLICABLE)


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

             TITLE OF EACH CLASS                  NAME OF EACH EXCHANGE ON WHICH
             TO BE SO REGISTERED                  EACH CLASS IS TO BE REGISTERED
             -------------------                  ------------------------------
Class B Common Stock, par value $0.01 per share      New York Stock Exchange


SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE
                                ----------------
                                (TITLE OF CLASS)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

       A summary description of the Class B Common Stock of the Registrant is set forth in the information provided under "Description of LQ Properties Capital Stock" in the La Quinta Properties, Inc. Joint Proxy Statement and Prospectus which forms a part of the Registration Statement on Form S-4, as amended (File No. 333-71840), filed under the Securities Act of 1933 with the Securities and Exchange Commission (the "Registration Statement"), which information is incorporated herein by reference in accordance with Rule 12b-23 under the Securities Exchange Act of 1934. The complete terms of the Class B Common Stock are set forth in the Form of Amended and Restated Certificate of Incorporation of the Registrant referred to in Exhibit (a) below.

ITEM 2. EXHIBITS.

       (a) Form of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.6 of the Registration Statement in accordance with Rule 12b-32 under the Securities Exchange Act of 1934).

       (b) By-laws of the Registrant, as Amended and Restated on February 27, 1998 (incorporated by reference to Exhibit 3.3 of the Registration Statement in accordance with Rule 12b-32 under the Securities Exchange Act of 1934).

       (c) Specimen Certificate for shares of Class B Common Stock of the Registrant (incorporated by reference to Exhibit 4.1 of the Registration Statement in accordance with Rule 12b-32 under the Securities and Exchange Act of 1934).

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                                    SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                         LA QUINTA PROPERTIES, INC.


Date: November 8, 2001                   By: /s/ DAVID L. REA
                                            -----------------------------------
                                            David L. Rea
                                            Executive Vice President, Chief
                                            Financial Officer and Treasurer